CONSULTING AGREEMENT- ICI- IV

This Consulting Agreement (the "**Agreement**") is by and between Indigo-Energy, Inc., ("**IEI**" or the "**Company**"), a Nevada Corporation located at 701 North Green Valley Parkway, Suite 200, Henderson, NV 89074, and Impact Consulting, Inc. (**"ICI"**), a Nevada Corporation, collectively referred to as "The Parties."

WHEREAS, IEI is a developer of energy related properties, and

WHEREAS, ICI has various connections, networking contacts, and experience in the development of energy related properties, land development, and marketing petroleum-based products;

NOW, THEREFORE, in consideration of the mutual covenants provided herein, the Parties agree as follows:

Services.
ICI will perform ongoing duties under the direction of IEI's President under the following parameters:

1. Provide consulting services and support for business development of the IEI family of energy related properties.
2. Help in development of the IEI commercial land and mineral sites, and provide direction for development of the research and development program.
3. Assist in development of the IEI Strategic Marketing Plan.
4. Handle other duties as assigned by IEI's management.

Compensation. IEI shall compensate ICI for these services as follows:

1- Reimbursement for all approved business-related expenses.
2- A monthly fee of (i) ten thousand dollars ($10,000) beginning as of the Effective Date (as defined herein) of this Agreement, increasing in March 2007 to a monthly fee of seventeen thousand two hundred fifty dollars ($17,250) payable by the 10th of each month until termination; and (ii) twenty-five million (25,000,000) shares of Series B Convertible Preferred Stock, par value $.001 per share, of the Company, convertible into shares of the Company's Common Stock, par value $.001 per share, pursuant to the terms of Schedule A attached hereto.

Independent Contractor and No Agency Relationship. ICI shall be paid as an independent contractor with no employee relationship or agency and principal relationship and shall thereby be responsible for all its own taxes, insurance, licenses and fees and expenses related to its business and this Agreement.

Termination. Either party may terminate this relationship, without cause, after the initial term of the Agreement, with thirty (30) days notice to the other, provided all compensation is current.

Governing Law. This Agreement is being executed under and will be governed by the laws of the State of Nevada

Term. The term of this Agreement is two-years commencing January 1, 2007 ("Effective Date") and shall be automatically renewed from year to year unless terminated under the provisions herein provided.

IN WITNESS THEREOF, the Parties have executed this Agreement effective as of the date signed below.

INDIGO-ENERGY, INC.

David Larson, President

3-9-07
Date

IMPACT CONSULTING, INC.

Stephen White, President

9 Mar 07
Date

Schedule A
Conversion

Number of Series B Preferred Shares Issued	Date	Conversion Date	Number of Series B Preferred Convertible Shares	Common Stock	Total Series B Preferred Outstanding
25,000,000	Effective Date				25,000,000
		April 1, 2007	6,250,000	12,500,000	18,750,000
		April 1, 2008	6,250,000	12,500,000	12,500,000
		April 1, 2009	6,250,000	12,500,000	6,250,000
		April 1, 2010	6,250,000	12,500,000	0

Procedure: Holders of Series B Preferred Shares shall submit the stock certificates representing the number of Series B Shares convertible into Common stock along with the Notice of Conversion attached hereto as Exhibit B to the Company at its address at:

701 N. Green Valley Pkwy., Suite 200
Henderson, Nevada 89052
Attention: Secretary

Exhibit B
Form of Notice of Conversion

(To be executed by the holder of Series B Preferred Convertible Stock (the "Series B Shares") of Indigo-Energy, Inc. (the "Company" for conversion of all or a portion of the Series B Stock into shares of common stock , par value $.001 per share of the Company (the "Common Shares").

The undersigned hereby elects to convert shares of Series B Stock of the Company into shares of Common on and subject to the conditions set forth in the Company's Certificate of Designation s as follows:

Date of Conversion:	Number of Series B Shares for Conversion:	Common Shares:	Series B Shares Remaining:

By: ______________________

Name: ______________________

Address: ______________________

____